Exhibit 99.1

For additional information, contact:

Derek Shelnutt

EVP & Chief Financial Officer

229-426-6000, extension 6119

COLONY BANKCORP, INC. REPORTS SECOND QUARTER 2026 RESULTS

DECLARES QUARTERLY CASH DIVIDEND OF $0.12 PER SHARE

FITZGERALD, GA. (July 22, 2026) – Colony Bankcorp, Inc. (NYSE: CBAN) (“Colony” or the “Company”) today reported financial results for the second quarter of 2026.  Financial highlights are shown below.

Financial Highlights:

●	Net income increased to $10.9 million, or $0.51 per diluted share, for the second quarter of 2026, compared to $8.2 million, or $0.39 per diluted share, for the first quarter of 2026, and $8.0 million, or $0.46 per diluted share, for the second quarter of 2025.
●	Operating net income was $11.0 million, or $0.52 of operating earnings per diluted share, for the second quarter of 2026, compared to $9.5 million, or $0.45 of operating earnings per diluted share, for the first quarter of 2026, and $8.0 million, or $0.46 of operating earnings per diluted share, for the second quarter of 2025. (See Reconciliation of Non-GAAP Measures).
●	Provision for credit losses of $1.90 million was recorded in the second quarter of 2026 compared to $1.75 million in the first quarter of 2026, and $450,000 in the second quarter of 2025.
●	Total loans, excluding loans held for sale, were $2.46 billion at June 30, 2026, an increase of $51.4 million, or 2.13%, from the prior quarter.
●	Total deposits were $2.97 billion and $3.05 billion at June 30, 2026 and March 31, 2026, respectively, a decrease of $76.2 million.
●	Mortgage production was $115.4 million, and mortgage sales totaled $67.3 million in the second quarter of 2026 compared to $88.5 million and $61.4 million, respectively, for the first quarter of 2026.
●	Small Business Specialty Lending (“SBSL”) closed $13.0 million in Small Business Administration (“SBA”) loans and sold $5.5 million in SBA loans in the second quarter of 2026 compared to $13.1 million and $10.4 million, respectively, for the first quarter of 2026.

The Company also announced that on July 22, 2026, the Board of Directors declared a quarterly cash dividend of $0.12 per share, to be paid on its common stock on August 19, 2026, to shareholders of record as of the close of business on August 5, 2026. The Company had 21,221,503 shares of its common stock outstanding as of July 20, 2026.

“We are pleased with our second quarter financial performance, which reflects continued improvement in net interest margin, noninterest income, and operating expenses,” said Heath Fountain, Chief Executive Officer. “Our team has done a great job capturing efficiencies following the TC Federal integration, and we are well-positioned to maximize the earnings power of our balance sheet. On an operating basis, we successfully achieved our target return on average assets of 1.20%, and we are confident in our ability to maintain this level of performance moving forward.”

“We were also proud to announce our strategic partnership with First Reliance during the quarter and both leadership teams recognize the significant opportunities this combination creates for scalable, long-term growth. Our teams are making progress on merger related milestones, and we remain on track for a legal close in the fourth quarter of this year.”

“Loan growth accelerated during the quarter, landing within the lower end of our annualized 8% to 12% target range. This growth served as a driver of our margin expansion, supported by disciplined pricing on new production and renewals, alongside a well-managed cost of funds. While total deposits experienced a slight decline - consistent with our historical seasonal patterns for this time of year - our team remains focused on expanding primary deposit relationships in what remains a highly competitive funding environment.

“Overall, we see significant runway for continued performance improvement as our team executes on our strategic initiatives and delivers a superior level of service to our customers and communities.”

Balance Sheet

●	Total assets were $3.63 billion at June 30, 2026, a decrease of $93.0 million from March 31, 2026.
●	Total loans, excluding loans held for sale, were $2.46 billion at June 30, 2026, an increase of $51.4 million from March 31, 2026.
●	Total deposits were $2.97 billion and $3.05 billion at June 30, 2026 and March 31, 2026, respectively, a decrease of $76.2 million. Decreases were seen in noninterest-bearing demand deposits of $31.2 million, interest-bearing demand deposits of $27.2 million and savings and money market deposits of $26.5 million while time deposits increased $8.7 million, from March 31, 2026 to June 30, 2026.
●	Total borrowings at June 30, 2026 totaled $233.2 million, a decrease of $25.0 million compared to March 31, 2026.

Capital

●	Colony continues to maintain a strong capital position, with ratios that exceed regulatory minimums required to be considered as “well-capitalized.”
●	Preliminary tier one leverage ratio, tier one capital ratio, total risk-based capital ratio and common equity tier one capital ratio were 10.20%, 13.87%, 16.18%, and 12.96%, respectively, at June 30, 2026.

Second Quarter and Six-Months 2026 Results of Operations

●	Net interest income, on a tax-equivalent basis, totaled $30.0 million for the second quarter ended June 30, 2026 compared to $22.6 million for the same period in 2025. Net interest income, on a tax-equivalent basis, totaled $59.4 million for the six months ended June 30, 2026 compared to $43.7 million for the same period in 2025. For both periods, increases occurred in income on interest earning assets which was partially offset by increases in expense on interest bearing liabilities. Income on interest earning assets increased $8.9 million to $45.9 million for the second quarter of 2026 compared to the same period in 2025. Expense on interest bearing liabilities increased $1.5 million to $15.9 million for the second quarter of 2026 compared to the same period in 2025. Income on interest earning assets increased $18.2 million to $91.0 million for the six months ended 2026 compared to the same period in 2025. Expense on interest bearing liabilities increased $2.6 million to $31.6 million for the six months ended 2026 compared to the same period in 2025.
●	Net interest margin for the second quarter of 2026 was 3.52% compared to 3.12% for the second quarter of 2025. Net interest margin for the six months ended June 30, 2026 was 3.50% compared to 3.02% for the six months ended June 30, 2025. The increase for both periods was impacted by the Company’s acquisition of TC Bancshares, Inc. in the fourth quarter of 2025, and was also impacted by increases in interest earning asset yields period over period, as well as the decreased cost of funds.
●	Noninterest income totaled $12.2 million for the second quarter of 2026, an increase of $2.1 million, or 20.4%, compared to the same period in 2025. Noninterest income totaled $22.9 million for the six months ended June 30, 2026, an increase of $3.7 million, or 19.4%, compared to the same period in 2025. For both periods, increases occurred in service charges on deposits, mortgage fee income, interchange fees, BOLI income, which includes a tax-free gain of $706 thousand, insurance commissions and an increase in wealth advisor income included in other noninterest income, partially offset by decreases in gains on sales of SBA loans and an increase in losses on sales of securities.
●	Noninterest expense totaled $26.4 million for the second quarter of 2026, compared to $22.0 million for the same period in 2025. Noninterest expense totaled $54.1 million for the six months ended June 30, 2026, compared to $42.2 million for the same period in 2025. Increases for both periods occurred in salaries and employee benefits, occupancy and equipment, information technology expenses, professional fees, advertising and public relations, and acquisition and integration-related expenses related to the acquisition of TC Bancshares, Inc. which occurred in the fourth quarter of 2025 as well as expenses related to the recently announced merger with First Reliance Bancshares, Inc.

Asset Quality

●	Nonperforming assets totaled $20.9 million and $19.9 million at June 30, 2026 and March 31, 2026, respectively, an increase of $1.0 million.
●	Other real estate owned and repossessed assets totaled $2.0 million at June 30, 2026 and $2.1 million at March 31, 2026.
●	Net loans charged-off were $1.8 million, or 0.29% of average loans for the second quarter of 2026, compared to $1.7 million, or 0.29% for the first quarter of 2026.
●	The credit loss reserve was $22.0 million, or 0.89% of total loans, at June 30, 2026, compared to $21.7 million, or 0.90% of total loans at March 31, 2026.

Earnings call information

The Company will host an earnings conference call at 9:00 a.m. ET on Thursday, July 23, 2026, to discuss the recent results and answer relevant questions. The conference call can be accessed by dialing 1-800-715-9871 and using the Conference ID: 1567957.  A replay of the call will be available until Thursday, July 30, 2026.  To listen to the replay, dial 1-800-770-2030 and enter the passcode 1567957#.

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank. Founded in Fitzgerald, Georgia in 1975, Colony operates locations throughout Georgia as well as in Birmingham, Alabama, and across North  Florida, including Tallahassee, Jacksonville,  and the Florida Panhandle. Colony Bank provides a consultative approach in offering a range of banking solutions for personal and business customers. In addition to traditional banking services, Colony Bank provides specialized solutions including mortgage lending, government-guaranteed lending, consumer insurance, wealth management, credit cards and merchant services. Colony Bankcorp’s common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “CBAN.” For more information, please visit www.colony.bank. You can also follow the Company on social media.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the Securities and Exchange Commission (the “SEC”), in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to: (i) projections and/or expectations of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; (iv) statements regarding growth strategy, capital management, liquidity and funding, and future profitability; (v) statements relating to the timing, benefits, costs, and synergies of the recently announced  acquisition of First Reliance Bancshares, Inc. (“First Reliance”) (the “Merger”), and (vi) statements of assumptions underlying such statements. Words such as “may”, “will”, “anticipate”, “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, tariffs or trade wars (including the resulting reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment rates, inflationary pressures, changes in interest rates (including the impact of volatile interest rates on our financial projections and models) and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; the risk of reductions in benchmark interest rates and the resulting impacts on net interest income; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; risks arising from negative media coverage and perceived instability in the banking industry and the banking sector; the risks of changes in interest rates and their effects on the level, cost, and composition of, and competition for, deposits, loan demand and timing of payments, the values of loan collateral, securities, and interest sensitive assets and liabilities; the ability to attract new or retain existing deposits, to retain or grow loans or additional interest and fee income, or to control noninterest expense; the effect of pricing pressures on the Company’s net interest margin; the failure of assumptions underlying the establishment of reserves for possible credit losses, fair value for loans and other real estate owned; changes in real estate values;

the Company’s ability to implement its various strategic and growth initiatives; increased competition in the financial services industry, particularly from regional and national institutions, as well as fintech companies and other non-bank financial service providers offering digital, automated or alternative financial products and services; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; changes in the prices, values and sales volumes of residential and commercial real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs, those related to credit card interest rates, and legislative, regulatory or supervisory actions related to so-called “de-banking,” including any new prohibitions, requirements or enforcement priorities that could affect customer relationships, compliance obligations, or operational practices; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in the stock market prices on our investment securities; significant volatility in the markets for equity, fixed income and other asset classes globally or within specific markets; the effects of war or other conflicts, including the ongoing conflicts in the Middle East; major political shifts domestically or internationally (including the potential for retaliatory actions by governments, market participants or clients based on diverging perspectives or otherwise); general risks related to the Company’s merger and acquisition activity, including risks associated with integrating and realizing the expected financial benefits of previous or pending acquisitions, and the Company’s pursuit of future acquisitions; risks associated with the recent Merger, including the risk that the cost savings and any revenue synergies may not be realized or take longer than anticipated to be realized as well as disruption with customers, suppliers, employee or other business partners relationships; the risk of successful integration of First Reliance’s business into the Company; the reaction of each of the Company’s and First Reliance’s customers, suppliers, employees or other business partners to the Merger; the risk that the integration of First Reliance’s operations into the operations of the Company will be materially delayed or will be more costly or difficult than expected; the timing and achievement of expected cost reductions following the Merger; the timing and achievement of the recovery of the reduction of tangible book value resulting from the Merger; general competitive, economic, political, and market conditions; the impact of emerging technologies, such as generative artificial intelligence; fraud or misconduct by internal or external actors, and system failures, cybersecurity threats or security breaches and the cost of defending against them; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding debt ceiling and the federal budget; and general competitive, economic, political and market conditions or other unexpected factors or events. These and other factors, risks and uncertainties could cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events, except as required by applicable law.  Readers are cautioned not to place undue reliance on these forward-looking statements.

Additional Information About the Proposed Merger and Where to Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger, the Company will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of First Reliance Bancshares, Inc. (“First Reliance”) and the Company and a prospectus of the Company, as well as other relevant documents concerning the proposed transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, FIRST RELIANCE AND THE PROPOSED MERGER. The joint proxy statement/prospectus will be sent to the shareholders of both the Company and First Reliance seeking the required shareholder approvals. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related joint proxy statement/prospectus, when filed, as well as other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. Documents filed with the SEC by the Company will also be available free of charge by directing a written request to Colony Bankcorp, Inc., 115 South Grant Street, Fitzgerald, Georgia 31750, Attn: Derek Shelnutt and on the Company’s website, colony.bank, under Investor Relations. The Company’s telephone number is (229) 426-6000.

Explanation of Certain Unaudited Non-GAAP Financial Measures

The measures entitled operating noninterest income, operating noninterest expense, operating net income, operating earnings per diluted share, operating return on average assets, operating return on average equity, operating return on average tangible equity, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are noninterest income, noninterest expense, net income, diluted earnings per share, return on average assets, return on average equity, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses, respectively.  Operating noninterest income excludes loss on sales of securities.  Operating noninterest expense excludes acquisition-related expenses, severance costs and loss related to wire fraud incident. Operating net income, operating return on average assets, operating return on average equity, operating return on average tangible equity and operating efficiency ratio all exclude acquisition-related expenses, severance costs, loss on sales of securities and loss related to wire fraud incident from net income, return on average assets, return on average equity and efficiency ratio, respectively. Operating net noninterest expense to average assets ratio excludes from net noninterest expense, severance costs, acquisition-related expenses, loss on sales of securities and loss related to wire fraud incident.  Acquisition-related expenses includes fees associated with acquisitions and vendor contract buyouts. Severance costs includes costs associated with termination and retirement of employees.  Operating earnings per diluted share includes the adjustments to operating net income. Tangible book value per common share, tangible equity to tangible assets and operating return on average tangible equity exclude goodwill and other intangibles from book value per common share, total equity to total assets and return on average equity, respectively.  Pre-provision net revenue is calculated by adding noninterest income to net interest income before provision for credit losses, and subtracting noninterest expense.

Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance, and if not provided would be requested by the investor community. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently.

These disclosures should not be considered an alternative to GAAP. The computations of operating noninterest income, operating noninterest expense, operating net income, operating earnings per diluted share, operating return on average assets, operating return on average equity, operating return on average tangible equity, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue and the reconciliation of these measures to noninterest income, noninterest expense, net income, diluted earnings per share, return on average assets, return on average equity, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses are set forth in the table below.

Colony Bankcorp, Inc.

Reconciliation of Non-GAAP Measures

	2026		2025
	Second	First	Fourth	Third	Second
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter
Operating noninterest income reconciliation
Noninterest income (GAAP)	$12,158	$10,692	$11,047	$10,091	$10,098
Tax-free gain related to BOLI claim	(706)	—	—	—	—
Loss on sales of securities	186	—	—	1,039	—
Operating noninterest income	$11,638	$10,692	$11,047	$11,130	$10,098

Operating noninterest expense reconciliation
Noninterest expense (GAAP)	$26,431	$27,674	$25,709	$24,612	$22,004
Acquisition-related expenses	(943)	(1,637)	(1,331)	(732)	—
Loss related to wire fraud incident	—	—	—	(1,252)	—
Operating noninterest expense	$25,488	$26,037	$24,378	$22,628	$22,004

Operating net income reconciliation
Net income (GAAP)	$10,857	$8,204	$7,843	$5,819	$7,978
Acquisition-related expenses	943	1,637	1,331	732	—
Loss related to wire fraud incident	—	—	—	1,252	—
Tax-free gain related to BOLI claim	(706)	—	—	—	—
Loss on sales of securities	186	—	—	1,039	—
Income tax benefit	(244)	(356)	(269)	(612)	—
Operating net income	$11,036	$9,485	$8,905	$8,230	$7,978

Weighted average diluted shares	21,160,128	21,222,237	18,729,511	17,461,434	17,448,945

Operating earnings per diluted share	$0.52	$0.45	$0.48	$0.47	$0.46

Operating return on average assets reconciliation
Return on average assets (GAAP)	1.18%	0.90%	0.93%	0.75%	1.02%
Acquisition-related expenses	0.10	0.18	0.15	0.10	—
Loss related to wire fraud incident	—	—	—	0.16	—
Tax-free gain related to BOLI claim	(0.07)	—	—	—	—
Loss on sales of securities	0.02	—	—	0.13	—
Tax effect of adjustment items	(0.03)	(0.04)	(0.03)	(0.08)	—
Operating return on average assets	1.20%	1.04%	1.05%	1.06%	1.02%

Operating return on average equity reconciliation
Return on average equity (GAAP)	11.33%	8.77%	9.49%	7.80%	11.14%
Acquisition-related expenses	0.98	1.74	1.62	0.98	—
Loss related to wire fraud incident	—	—	—	1.68	—
Tax-free gain related to BOLI claim	(0.74)	—	—	—	—
Loss on sales of securities	0.19	—	—	1.39	—
Tax effect of adjustment items	(0.25)	(0.38)	(0.33)	(0.82)	—
Operating return on average equity	11.51%	10.13%	10.78%	11.03%	11.14%

Return on average tangible equity reconciliation
Return on average equity (GAAP)	11.33%	8.77%	9.49%	7.80%	11.14%
Effect of goodwill and intangibles	2.53	2.03	2.14	1.76	2.56
Return on average tangible equity	13.86%	10.80%	11.63%	9.56%	13.70%

Colony Bankcorp, Inc.

Reconciliation of Non-GAAP Measures

	2026		2025
	Second	First	Fourth	Third	Second
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter
Operating return on average tangible equity reconciliation
Return on average tangible equity	13.86%	10.80%	11.63%	9.56%	13.70%
Acquisition-related expenses	1.20	2.16	1.97	1.20	—
Loss related to wire fraud incident	—	—	—	2.06	—
Tax-free gain related to BOLI claim	(0.90)	—	—	—	—
Loss on sales of securities	0.24	—	—	1.71	—
Tax effect of adjustment items	(0.31)	(0.47)	(0.40)	(1.01)	—
Operating return on average tangible equity	14.09%	12.49%	13.20%	13.52%	13.70%

Tangible book value per common share reconciliation
Book value per common share (GAAP)	$18.43	$17.98	$17.69	$17.31	$16.87
Effect of goodwill and other intangibles	(3.31)	(3.33)	(3.38)	(3.11)	(3.14)
Tangible book value per common share	$15.12	$14.65	$14.31	$14.20	$13.73

Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	10.75%	10.22%	10.06%	9.59%	9.43%
Effect of goodwill and other intangibles	(1.76)	(1.73)	(1.76)	(1.59)	(1.62)
Tangible equity to tangible assets	8.99%	8.49%	8.30%	8.00%	7.81%

Operating efficiency ratio calculation
Efficiency ratio (GAAP)	62.89%	69.37%	69.65%	75.06%	67.74%
Acquisition-related expenses	(2.25)	(4.10)	(3.61)	(1.98)	—
Loss related to wire fraud incident	—	—	—	(3.38)	—
Tax-free gain related to BOLI claim	1.06	—	—	—	—
Loss on sales of securities	(0.29)	—	—	(2.81)	—
Operating efficiency ratio	61.41%	65.27%	66.04%	66.89%	67.74%

Operating net noninterest expense(1) to average assets calculation
Net noninterest expense to average assets	1.55%	1.86%	1.73%	1.86%	1.52%
Acquisition-related expenses	(0.10)	(0.18)	(0.15)	(0.09)	—
Loss related to wire fraud incident	—	—	—	(0.16)	—
Tax-free gain related to BOLI claim	0.08	—	—	—	—
Loss on sales of securities	(0.02)	—	—	(0.13)	—
Operating net noninterest expense to average assets	1.51%	1.68%	1.58%	1.48%	1.52%

Pre-provision net revenue
Net interest income before provision for credit losses	$29,869	$29,203	$25,865	$22,699	$22,385
Noninterest income	12,158	10,692	11,047	10,091	10,098
Total income	42,027	39,895	36,912	32,790	32,483
Noninterest expense	26,431	27,674	25,709	24,612	22,004
Pre-provision net revenue	$15,596	$12,221	$11,203	$8,178	$10,479

Operating pre-provision net revenue
Net interest income before provision for credit losses	$29,869	$29,203	$25,865	$22,699	$22,385
Operating noninterest income	11,638	10,692	11,047	11,130	10,098
Total operating income	41,507	39,895	36,912	33,829	32,483
Operating noninterest expense	25,488	26,037	24,378	22,628	22,004
Operating pre-provision net revenue	$16,019	$13,858	$12,534	$11,201	$10,479

(1)	Net noninterest expense is defined as noninterest expense less noninterest income.

Colony Bankcorp, Inc.

Selected Financial Information

	2026		2025
	Second	First	Fourth	Third	Second
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter
EARNINGS SUMMARY
Net interest income	$29,869	$29,203	$25,865	$22,699	$22,385
Provision for credit losses	1,900	1,750	1,650	900	450
Noninterest income	12,158	10,692	11,047	10,091	10,098
Noninterest expense	26,431	27,674	25,709	24,612	22,004
Income taxes	2,839	2,267	1,710	1,459	2,051
Net income	$10,857	$8,204	$7,843	$5,819	$7,978

PER COMMON SHARE
Common shares outstanding	21,158,353	21,162,104	21,251,695	17,461,284	17,416,702
Weighted average basic shares	21,160,128	21,222,237	18,729,511	17,461,434	17,448,945
Weighted average diluted shares	21,160,128	21,222,237	18,729,511	17,461,434	17,448,945
Earnings per basic share	$0.51	$0.39	$0.42	$0.33	$0.46
Earnings per diluted share	0.51	0.39	0.42	0.33	0.46
Operating earnings per diluted share(b)	0.52	0.45	0.48	0.47	0.46
Cash dividends declared per share	0.1200	0.1200	0.1150	0.1150	0.1150
Common book value per share	18.43	17.98	17.69	17.31	16.87
Tangible book value per common share(b)	15.12	14.65	14.31	14.20	13.73
Pre-provision net revenue(b)	15,596	12,221	11,203	8,178	10,479

SELECTED PERFORMANCE RATIOS:
Return on average assets	1.18%	0.90%	0.93%	0.75%	1.02%
Return on average total equity	11.33	8.77	9.49	7.80	11.14
Return on average tangible equity	13.86	10.80	11.63	9.56	13.70
Efficiency ratio	62.89	69.37	69.65	75.06	67.74
Net noninterest expense to average assets	1.55	1.86	1.73	1.86	1.52
Total equity to total assets	10.75	10.22	10.06	9.59	9.43
Tangible equity to tangible assets (b)	8.99	8.49	8.30	8.00	7.81
Net interest margin (a)	3.52	3.48	3.32	3.17	3.12

OPERATING SELECTED PERFORMANCE RATIOS:
Operating return on average assets (b)	1.20%	1.04%	1.05%	1.06%	1.02%
Operating return on average total equity (b)	11.51	10.13	10.78	11.03	11.14
Operating return on average tangible equity (b)	14.09	12.49	13.20	13.52	13.70
Operating efficiency ratio (b)	61.41	65.27	66.04	66.89	67.74
Operating net noninterest expense to average assets(b)	1.51	1.68	1.58	1.48	1.52

Colony Bankcorp, Inc.

Selected Financial Information

	2026		2025
	Second	First	Fourth	Third	Second
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter
ASSET QUALITY
Nonperforming portfolio loans	$14,289	$12,619	$17,190	$9,082	$4,760
Nonperforming SBA government loans-guaranteed portion	3,261	2,012	4,772	4,076	4,583
Nonperforming SBA government loans-unguaranteed portion	1,362	2,968	1,418	1,110	1,241
Loans 90 days past due and still accruing	71	178	95	98	107
Total nonperforming loans (NPLs)	18,983	17,777	23,475	14,366	10,691
Other real estate owned	1,829	1,873	1,048	710	710
Repossessed assets	129	205	190	160	21
Total nonperforming assets (NPAs)	20,941	19,855	24,713	15,236	11,422
Classified loans	33,626	39,225	40,481	24,183	25,112
Criticized loans	86,680	86,740	84,721	60,505	54,814
Net loan charge-offs (recoveries)	1,781	1,709	1,600	1,827	1,049
Allowance for credit losses to total loans	0.89%	0.90%	0.97%	0.89%	0.96%
Allowance for credit losses to total NPLs	116.07	122.10	98.04	125.89	179.15
Allowance for credit losses to total NPAs	105.22	109.32	93.13	118.71	167.69
Net charge-offs (recoveries) to average loans, net	0.29	0.29	0.30	0.36	0.21
NPLs to total loans	0.77	0.74	0.99	0.71	0.54
NPAs to total assets	0.58	0.53	0.66	0.48	0.37
NPAs to total loans and foreclosed assets	0.85	0.82	1.04	0.75	0.57

ACTUAL BALANCES
Total assets	$3,627,583	$3,720,613	$3,735,401	$3,152,746	$3,115,617
Loans held for sale	24,218	16,536	78,990	19,286	22,163
Loans, net of unearned income	2,464,834	2,413,465	2,381,224	2,037,056	1,993,580
Deposits	2,972,176	3,048,419	3,067,521	2,584,329	2,556,230
Total stockholders’ equity	389,966	380,403	375,920	302,332	293,857

AVERAGE BALANCES
Total assets	$3,685,038	$3,698,663	$3,357,785	$3,092,411	$3,138,125
Loans held for sale	20,802	21,863	59,868	17,062	22,495
Loans, net of unearned income	2,432,676	2,399,971	2,148,729	2,024,153	1,960,025
Deposits	3,031,260	3,025,462	2,752,576	2,526,739	2,586,620
Total stockholders’ equity	384,514	379,582	327,830	296,027	287,325

(a)	Computed using fully taxable-equivalent net income.
(b)	Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.

Average Balance Sheet and Net Interest Analysis

	Three Months Ended June 30,
	2026			2025
	Average	Income/	Yields/	Average	Income/	Yields/
(dollars in thousands)	Balances	Expense	Rates	Balances	Expense	Rates
Assets
Interest-earning assets:
Loans held for sale	$20,802	$367	7.08%	$22,495	$325	5.79%
Loans, net of unearned income [1]	2,432,676	38,800	6.40	1,960,025	30,139	6.17
Investment securities, taxable	646,072	4,452	2.76	698,416	4,759	2.73
Investment securities, tax-exempt [2]	93,939	487	2.08	93,082	492	2.12
Deposits in banks and short term investments	222,877	1,830	3.29	134,807	1,326	3.95
Total interest-earning assets	3,416,366	45,936	5.39%	2,908,825	37,041	5.11%
Noninterest-earning assets	268,672			229,300
Total assets	$3,685,038			$3,138,125
Liabilities and stockholders’ equity
Interest-bearing liabilities:
Interest-bearing demand and savings	$1,711,126	6,166	1.45%	$1,529,608	6,310	1.65%
Other time	844,296	7,071	3.36	615,303	5,322	3.47
Total interest-bearing deposits	2,555,422	13,237	2.08	2,144,911	11,632	2.18
Federal Home Loan Bank advances	171,374	1,784	4.18	185,000	1,889	4.10
Other borrowings	63,165	891	5.66	63,072	929	5.91
Total other interest-bearing liabilities	234,539	2,675	4.57	248,072	2,818	4.56
Total interest-bearing liabilities	2,789,961	15,912	2.29%	2,392,983	14,450	2.42%
Noninterest-bearing liabilities:
Demand deposits	475,839			441,709
Other liabilities	34,724			16,108
Stockholders’ equity	384,514			287,325
Total noninterest-bearing liabilities and stockholders’ equity	895,077			745,142
Total liabilities and stockholders’ equity	$3,685,038			$3,138,125
Interest rate spread			3.10%			2.69%
Net interest income		$30,024			$22,591
Net interest margin			3.52%			3.12%

1 The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on a cash basis. Taxable-equivalent adjustments totaling $53,000 and $102,000 for the three months ended June 30, 2026 and 2025, respectively, are calculated using the statutory federal tax rate and are included in income and fees on loans.  Accretion income of $1.1 million and $17,000 for the three months ended June 30, 2026 and 2025, respectively, are also included in income and fees on loans.

2 Taxable-equivalent adjustments totaling $102,000 and $103,000 for the three months ended June 30, 2026 and 2025, respectively, are calculated using the statutory federal tax rate and are included in tax-exempt interest on investment securities.

	Six Months Ended June 30,
	2026			2025
	Average	Income/	Yields/	Average	Income/	Yields/
(dollars in thousands)	Balances	Expense	Rates	Balances	Expense	Rates
Assets
Interest-earning assets:
Loans held for sale	$21,330	$821	7.76%	$22,872	$653	5.76%
Loans, net of unearned income [3]	2,416,413	76,368	6.37	1,915,001	57,854	6.09
Investment securities, taxable	657,385	8,989	2.76	704,322	9,595	2.75
Investment securities, tax-exempt [4]	94,262	976	2.09	93,727	986	2.12
Deposits in banks and short term investments	231,613	3,823	3.33	181,651	3,648	4.05
Total interest-earning assets	3,421,003	90,977	5.36%	2,917,573	72,736	5.03%
Noninterest-earning assets	270,810			226,120
Total assets	$3,691,813			$3,143,693
Liabilities and stockholders’ equity
Interest-bearing liabilities:
Interest-bearing demand and savings	$1,718,339	12,117	1.42%	$1,539,504	12,779	1.67%
Other time	828,501	13,934	3.39	608,648	10,627	3.52
Total interest-bearing deposits	2,546,840	26,051	2.06	2,148,152	23,406	2.20
Federal Home Loan Bank advances	183,122	3,769	4.15	185,000	3,762	4.10
Other borrowings	63,153	1,779	5.68	63,060	1,856	5.94
Total other interest-bearing liabilities	246,275	5,548	4.54	248,060	5,618	4.57
Total interest-bearing liabilities	2,793,115	31,599	2.28%	2,396,212	29,024	2.44%
Noninterest-bearing liabilities:
Demand deposits	481,537			448,457
Other liabilities	35,100			16,062
Stockholders’ equity	382,061			282,962
Total noninterest-bearing liabilities and stockholders’ equity	898,698			747,481
Total liabilities and stockholders’ equity	$3,691,813			$3,143,693
Interest rate spread			3.08%			2.59%
Net interest income		$59,378			$43,712
Net interest margin			3.50%			3.02%

3 The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on a cash basis. Taxable-equivalent adjustments totaling $101,000 and $170,000 for the six months ended June 30, 2026 and 2025, respectively, are calculated using the statutory federal tax rate and are included in income and fees on loans.  Accretion income of $2.4 million and $36,000 for the six months ended June 30, 2026 and 2025, respectively, are also included in income and fees on loans.

4 Taxable-equivalent adjustments totaling $205,000 and $207,000 for the six months ended June 30, 2026 and 2025, respectively, are calculated using the statutory federal tax rate and are included in tax-exempt interest on investment securities.

Colony Bankcorp, Inc.

Segment Reporting

	2026		2025
	Second	First	Fourth	Third	Second
(dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter
Banking Division
Net interest income	$28,435	$28,223	$24,781	$21,629	$21,319
Provision for credit losses	801	780	776	(371)	(330)
Noninterest income	8,777	7,131	6,996	6,144	5,969
Noninterest expenses	23,335	24,420	22,502	21,075	18,269
Income taxes	2,703	2,194	1,493	1,413	1,908
Net income	$10,373	$7,960	$7,006	$5,656	$7,441

Total assets	$3,521,331	$3,619,249	$3,625,785	$3,046,699	$3,010,416

Full time employees	441	426	447	383	390

Mortgage Banking Division
Net interest income	$78	$38	$65	$62	$44
Provision for credit losses	—	—	—	—	—
Noninterest income	2,182	1,886	2,012	1,851	1,984
Noninterest expenses	1,828	1,702	1,695	2,066	1,710
Income taxes	95	52	81	(27)	69
Net income	$337	$170	$301	$(126)	$249

Total assets	$15,077	$12,036	$13,648	$12,959	$14,296

Variable noninterest expense(1)	$659	$597	$984	$1,229	$1,157
Fixed noninterest expense	$1,169	$1,105	$711	$837	$553

Full time employees	53	48	48	46	43

Small Business Specialty Lending Division
Net interest income	$1,356	$942	$1,019	$1,008	$1,022
Provision for credit losses	1,099	970	874	1,271	780
Noninterest income	1,199	1,675	2,039	2,096	2,145
Noninterest expenses	1,268	1,552	1,512	1,471	2,025
Income taxes	41	21	136	73	74
Net income	$147	$74	$536	$289	$288

Total assets	$91,175	$89,328	$95,968	$93,088	$90,905

Full time employees	34	32	31	31	34

Total Consolidated
Net interest income	$29,869	$29,203	$25,865	$22,699	$22,385
Provision for credit losses	1,900	1,750	1,650	900	450
Noninterest income	12,158	10,692	11,047	10,091	10,098
Noninterest expenses	26,431	27,674	25,709	24,612	22,004
Income taxes	2,839	2,267	1,710	1,459	2,051
Net income	$10,857	$8,204	$7,843	$5,819	$7,978

Total assets	$3,627,583	$3,720,613	$3,735,401	$3,152,746	$3,115,617

Full time employees	528	506	526	460	467

(1)	Variable noninterest expense includes commission based salary expenses and volume based loan related fees.

Colony Bankcorp, Inc.

Consolidated Balance Sheets

	June 30, 2026	December 31, 2025
(dollars in thousands)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$25,257	$27,307
Interest-bearing deposits in banks and federal funds sold	134,362	230,333
Cash and cash equivalents	159,619	257,640
Investment securities available for sale, at fair value	370,821	383,817
Investment securities held to maturity, at amortized cost	365,251	386,618
Other investments	17,864	19,176
Loans held for sale	24,218	78,990
Loans, net of unearned income	2,464,834	2,381,224
Allowance for credit losses	(22,034)	(23,014)
Loans, net	2,442,800	2,358,210
Premises and equipment	37,139	37,045
Other real estate owned	1,829	1,048
Goodwill	63,047	63,873
Other intangible assets	6,971	7,851
Bank owned life insurance	68,693	68,457
Deferred income taxes, net	17,986	19,582
Other assets	51,345	53,094
Total assets	$3,627,583	$3,735,401

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$464,062	$526,803
Interest-bearing	2,508,114	2,540,718
Total deposits	2,972,176	3,067,521
Federal Home Loan Bank advances	169,989	194,972
Other borrowed money	63,179	63,132
Accrued expenses and other liabilities	32,273	33,856
Total liabilities	3,237,617	3,359,481

Stockholders’ equity
Common stock, $1 par value; 50,000,000 shares authorized, 21,158,353 and 21,251,695 issued and outstanding, respectively	21,158	21,252
Paid in capital	227,246	228,577
Retained earnings	174,558	160,584
Accumulated other comprehensive loss, net of tax	(32,996)	(34,493)
Total stockholders’ equity	389,966	375,920
Total liabilities and stockholders’ equity	$3,627,583	$3,735,401

Colony Bankcorp, Inc.

Consolidated Statements of Income (unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
(dollars in thousands, except per share data)
Interest income:
Loans, including fees	$39,114	$30,361	$77,088	$58,337
Investment securities	4,837	5,148	9,760	10,375
Deposits in banks and short term investments	1,830	1,326	3,823	3,648
Total interest income	45,781	36,835	90,671	72,360

Interest expense:
Deposits	13,237	11,632	26,051	23,405
Federal Home Loan Bank advances	1,784	1,889	3,769	3,762
Other borrowings	891	929	1,779	1,856
Total interest expense	15,912	14,450	31,599	29,023
Net interest income	29,869	22,385	59,072	43,337
Provision for credit losses	1,900	450	3,650	1,950
Net interest income after provision for credit losses	27,969	21,935	55,422	41,387

Noninterest income:
Service charges on deposits	2,561	2,219	5,122	4,391
Mortgage fee income	2,141	1,984	4,076	3,563
Gain on sales of SBA loans	506	1,550	1,468	2,585
Other SBA income	692	595	1,406	1,251
Loss on sales of securities	(186)	—	(186)	—
Interchange fees	2,400	2,073	4,586	4,011
BOLI income	1,217	423	1,694	819
Insurance commissions	922	766	1,766	1,235
Other	1,905	488	2,919	1,287
Total noninterest income	12,158	10,098	22,851	19,142

Noninterest expense:
Salaries and employee benefits	15,539	12,865	31,462	24,770
Occupancy and equipment	2,109	1,683	4,066	3,263
Acquisition related	943	—	2,580	—
Information technology expenses	2,902	2,592	5,675	5,069
Professional fees	939	742	2,059	1,490
Advertising and public relations	982	942	2,088	1,747
Communications	235	188	460	393
Other	2,782	2,992	5,716	5,493
Total noninterest expense	26,431	22,004	54,106	42,225
Income before income taxes	13,696	10,029	24,167	18,304
Income taxes	2,839	2,051	5,106	3,713
Net income	$10,857	$7,978	$19,061	$14,591
Earnings per common share:
Basic	$0.51	$0.46	$0.90	$0.83
Diluted	0.51	0.46	0.90	0.83
Dividends declared per share	0.1200	0.1150	0.2400	0.2300
Weighted average common shares outstanding:
Basic	21,160,128	17,448,945	21,191,011	17,478,836
Diluted	21,160,128	17,448,945	21,191,011	17,478,836

Colony Bankcorp, Inc.

Quarterly Consolidated Statements of Income

	2026		2025
	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
(dollars in thousands, except per share data)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Loans, including fees	$39,114	$37,974	$34,461	$31,535	$30,361
Investment securities	4,837	4,923	4,543	4,518	5,148
Deposits in banks and short term investments	1,830	1,993	1,696	839	1,326
Total interest income	45,781	44,890	40,700	36,892	36,835

Interest expense:
Deposits	13,237	12,814	11,973	11,332	11,632
Federal Home Loan Bank advances	1,784	1,985	1,947	1,909	1,889
Other borrowings	891	888	915	952	929
Total interest expense	15,912	15,687	14,835	14,193	14,450
Net interest income	29,869	29,203	25,865	22,699	22,385
Provision for credit losses	1,900	1,750	1,650	900	450
Net interest income after provision for credit losses	27,969	27,453	24,215	21,799	21,935

Noninterest income:
Service charges on deposits	2,561	2,561	2,664	2,640	2,219
Mortgage fee income	2,141	1,935	2,121	1,851	1,984
Gain on sales of SBA loans	506	962	1,376	1,411	1,550
Other SBA income	692	714	663	686	595
Loss on sales of securities	(186)	—	—	(1,039)	—
Interchange fees	2,400	2,186	2,154	2,273	2,073
BOLI income	1,217	477	577	396	423
Insurance commissions	922	844	755	874	766
Other	1,905	1,013	737	999	488
Total noninterest income	12,158	10,692	11,047	10,091	10,098

Noninterest expense:
Salaries and employee benefits	15,539	15,923	14,115	13,532	12,865
Occupancy and equipment	2,109	1,957	1,758	1,732	1,683
Acquisition related	943	1,637	1,331	732	—
Information technology expenses	2,902	2,774	2,903	2,680	2,592
Professional fees	939	1,120	1,019	998	742
Advertising and public relations	982	1,106	1,402	1,130	942
Communications	235	224	194	218	188
Other	2,782	2,933	2,987	3,590	2,992
Total noninterest expense	26,431	27,674	25,709	24,612	22,004
Income before income taxes	13,696	10,471	9,553	7,278	10,029
Income taxes	2,839	2,267	1,710	1,459	2,051
Net income	$10,857	$8,204	$7,843	$5,819	$7,978
Earnings per common share:
Basic	$0.51	$0.39	$0.42	$0.33	$0.46
Diluted	0.51	0.39	0.42	0.33	0.46
Dividends declared per share	0.1200	0.1200	0.1150	0.1150	0.1150
Weighted average common shares outstanding:
Basic	21,160,128	21,222,237	18,729,511	17,461,434	17,448,945
Diluted	21,160,128	21,222,237	18,729,511	17,461,434	17,448,945

Colony Bankcorp, Inc.

Quarterly Deposits Composition Comparison

	2026		2025
	Second	First	Fourth	Third	Second
(dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter
Noninterest-bearing demand	$464,062	$495,234	$526,803	$442,142	$434,785
Interest-bearing demand	900,546	927,768	932,262	811,031	838,540
Savings and money markets	779,890	806,434	787,811	644,312	667,135
Time over $250,000	264,968	237,311	239,175	192,545	193,427
Other time	562,710	581,672	581,470	494,299	422,343
Total	$2,972,176	$3,048,419	$3,067,521	$2,584,329	$2,556,230

Colony Bankcorp, Inc.

Quarterly Deposits by Location Comparison

	2026		2025
	Second	First	Fourth	Third	Second
(dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter
Augusta	$29,688	$22,496	$18,387	$—	$—
Florida	171,594	167,406	157,056	—	—
Coastal Georgia	136,189	129,957	141,013	127,587	138,838
Middle Georgia	257,035	266,574	262,075	259,934	277,880
Atlanta and North Georgia	305,149	311,159	335,762	315,822	344,329
South Georgia	1,382,532	1,421,164	1,431,775	1,205,891	1,203,732
West Georgia	311,776	328,077	326,054	341,056	325,946
Brokered deposits	123,512	136,894	131,906	130,000	59,494
Reciprocal deposits	254,701	264,692	263,493	204,039	206,011
Total	$2,972,176	$3,048,419	$3,067,521	$2,584,329	$2,556,230

Colony Bankcorp, Inc.

Quarterly Loan Comparison

	2026		2025
	Second	First	Fourth	Third	Second
(dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter
Core	$2,011,354	$1,940,583	$1,885,200	$1,935,648	$1,887,456
Purchased	453,480	472,882	496,024	101,408	106,124
Loans, net of unearned income	$2,464,834	$2,413,465	$2,381,224	$2,037,056	$1,993,580

Colony Bankcorp, Inc.

Quarterly Loans by Composition Comparison

	2026		2025
	Second	First	Fourth	Third	Second
(dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter
Construction, land & land development	$285,508	$309,161	$302,512	$240,819	$238,078
Other commercial real estate	1,272,574	1,240,210	1,249,720	1,064,984	1,059,149
Total commercial real estate	1,558,082	1,549,371	1,552,232	1,305,803	1,297,227
Residential real estate	499,015	483,247	459,549	377,058	356,515
Commercial, financial & agricultural	230,364	220,933	218,532	213,274	212,872
Consumer and other	177,373	159,914	150,911	140,921	126,966
Loans, net of unearned income	$2,464,834	$2,413,465	$2,381,224	$2,037,056	$1,993,580

Colony Bankcorp, Inc.

Quarterly Loans by Location Comparison

	2026		2025
	Second	First	Fourth	Third	Second
(dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter
Alabama	$49,410	$49,546	$47,971	$48,351	$50,856
Florida	243,326	238,262	236,810	26,061	24,562
Augusta	85,593	84,548	85,072	92,988	95,246
Coastal Georgia	354,035	355,350	358,271	263,763	253,177
Middle Georgia	113,706	115,385	121,276	120,601	125,435
Atlanta and North Georgia	445,409	455,197	456,593	463,007	445,921
South Georgia	523,424	512,651	462,085	403,192	408,954
West Georgia	202,800	186,661	174,626	172,688	168,968
Small Business Specialty Lending	80,864	83,288	84,928	84,999	81,242
Consumer Portfolio Mortgages	258,769	236,984	263,385	270,941	262,846
Marine/RV Lending	106,823	94,775	88,852	88,968	75,649
Other	675	818	1,355	1,497	724
Loans, net of unearned income	$2,464,834	$2,413,465	$2,381,224	$2,037,056	$1,993,580

Colony Bankcorp, Inc.

Classified Loans

	2026				2025
	Second		First		Fourth		Third		Second
(dollars in thousands)	Quarter		Quarter		Quarter		Quarter		Quarter
	$	#	$	#	$	#	$	#	$	#
Construction, land & land development	$381	12	$214	8	$1,438	10	$1,644	8	$126	4
Other commercial real estate	19,868	45	23,966	52	22,871	52	12,973	45	16,687	48
Residential real estate	5,870	91	6,160	95	6,115	92	1,503	75	1,222	73
Commercial, financial & agricultural	7,166	90	8,655	107	9,857	109	7,947	90	7,071	64
Consumer and other	341	40	230	32	200	34	116	27	6	25
TOTAL	$33,626	278	$39,225	294	$40,481	297	$24,183	245	$25,112	214
Classified loans to total loans	1.36%		1.63%		1.70%		1.19%		1.26%

Colony Bankcorp, Inc.

Criticized Loans

	2026				2025
	Second		First		Fourth		Third		Second
(dollars in thousands)	Quarter		Quarter		Quarter		Quarter		Quarter
	$	#	$	#	$	#	$	#	$	#
Construction, land & land development	$6,352	36	$6,574	34	$17,605	13	$14,393	12	$2,207	10
Other commercial real estate	58,023	71	54,522	69	40,073	71	24,934	60	30,034	69
Residential real estate	10,525	96	12,522	103	11,515	99	6,528	81	7,224	79
Commercial, financial & agricultural	11,439	97	12,892	114	15,197	120	14,403	99	15,212	85
Consumer and other	341	40	230	32	331	35	247	28	137	26
TOTAL	$86,680	340	$86,740	352	$84,721	338	$60,505	280	$54,814	269
Criticized loans to total loans	3.52%		3.59%		3.56%		2.97%		2.75%

Colony Bankcorp, Inc.

Quarterly Net Charge offs by Composition

	2026		2025
	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
Construction, land & land development	(0.01)%	-%	-%	-%	-%
Other commercial real estate	0.08	0.08	(0.04)	0.05	0.01
Residential real estate	-	0.01	(0.01)	(0.01)	0.02
Commercial, financial & agricultural	0.10	0.12	0.22	0.24	0.12
Consumer and other	0.12	0.08	0.13	0.08	0.06
Loans, net of unearned income	0.29%	0.29%	0.30%	0.36%	0.21%